                                                                     EXHIBIT 5.1

                                   LETTERHEAD





JAMES D. HOVREN


                                 April 25, 1997


SUNSHINE MINING AND REFINING COMPANY
877 W. Main St., Suite 600
Boise, ID  83702

Ladies and Gentlemen:

       We have acted as counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Post-Effective Amendment No. 1 on Form S-3 (the "Registration Statement") to the Company's Registration Statement on Form S-4, Registration No. 33-98876, under the Securities Act of 1933, as amended, with respect to the issuance by the Company of: (i) up to 10,082,750 shares of the Company's Common Stock, par value $.01 (the "Common Stock") issuable upon exercise of the Company's outstanding warrants to purchase Common Stock having a exercise price of $2.12 (the $2.12 Warrants"); and (ii) the issuance by the Company of up to 14,332,372 shares of Common Stock issuable upon exercise of the Company's outstanding warrants to purchase Common Stock having an exercise price of $1.38 (the $1.38 Warrants").

       We have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement and all exhibits thereto;
(ii) the Registration Statement on Form S-4, Registration No. 33-98876; (iii) the Certificate of Incorporation of the Company and any amendments to date certified by the Secretary of State of the State of Delaware; (iv) the Bylaws of the Company and any amendments to date certified by the Secretary of the Company; (v) the Warrant Agreement with respect to the Company's $2.12 Warrants, dated as of February 3, 1994, between the Company and American Stock Transfer & Trust Company, as warrant agent, as supplemented by the Supplemental Warrant Agreement dated February 1, 1996; (vi) the Warrant Agreement governing the Company's $1.38 Warrants, dated as of February 1, 1996, between the Company and American Stock Transfer & Trust Company, as warrant agent; and (vii) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them by the Registration Statement.

SUNSHINE MINING AND REFINING COMPANY
April 25, 1997
Page 2


       In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations or certificates of officers and representatives of the Company without independent check or verification of their accuracy. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

       1. The Common Stock to be issued by the Company upon exercise of the Company's outstanding $2.12 Warrants, as described in the Registration Statement, has been duly authorized and when issued in accordance with the terms of the Warrant Agreement governing the $2.12 Warrants will be validly issued, fully paid and non-assessable.

       2. The Common Stock to be issued by the Company upon exercise of the Company's outstanding $1.38 Warrants, as described in the Registration Statement, has been duly authorized and when issued in accordance with the terms of the Warrant Agreement governing the $1.38 Warrants will be validly issued, fully paid and non-assessable.

       We are members of the Bar of the state of Idaho and do not purport to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws other than the laws of the state of Idaho and federal laws of the United States of America. Accordingly, all opinions expressed herein are specifically limited to the laws of the state of Idaho and the federal laws of the United States of America.

       We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to reference of our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                           Very truly yours,

                                           EVANS, KEANE LLP

                                           /s/ James D. Hovren

                                           James D. Hovren

JDH:kmp
#7-1